EXHIBIT 99.1

Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448 — 9700 xenonics@xenonics.com
Xenonics Provides Business Guidance
CARLSBAD, CALIFORNIA — December 11, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in ultra-high intensity illumination and high-definition night vision technologies, today provided an update on its business and financial guidance for fiscal 2007 and the first quarter of fiscal 2008.
For the first quarter of fiscal 2008 ending December 31, 2007, based on NightHunter One, NightHunter II, and SuperVision orders, Xenonics currently expects to be profitable on revenue of approximately $3.4 million. In comparison, for the first quarter of fiscal 2007, Xenonics reported a net loss of $406,000 on revenue of $916,000.
“The new year is off to a strong start. As of today, orders for our NightHunter One and NightHunter II illumination products for delivery in fiscal 2008 total approximately $6 million, and we expect significant additional orders this year. We also recently shipped evaluation quantities of our new NightHunter 3 and NightHunter Tactical products targeted at large, funded procurement programs within the U.S. military which are expected to be awarded in 2008,” said CEO Chuck Hunter.
“We are making our patented and proprietary SuperVision high-definition night vision system available to leading law enforcement agencies, and have received positive feedback and initial orders. We expect law enforcement and security customers in both domestic and international markets to become important sources of growth for SuperVision beginning this fiscal year. We also continue to promote SuperVision in outdoor recreation and related markets. In addition, we are evaluating acquisition opportunities with the potential to increase shareholder value,” Hunter said.
For fiscal 2007 ended September 30, 2007, Xenonics currently expects to report revenue of approximately $5 million, and a net loss of approximately $4 million. These results include approximately $2.6 million in non-cash and one-time charges, consisting of $1.1 million of non-cash option-related expense, and one-time charges of approximately $1.5 million related to the start-up of SuperVision manufacturing as well as legal and severance costs. For fiscal 2006, Xenonics reported revenue of $4,833,000 and a net loss of $1,488,000. The Company will report audited financial results for fiscal 2007 later this month.
About Xenonics
 Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com